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Exhibit 31.2

Certification
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

        I, George W. Gresham, Chief Financial Officer of NetSpend Holdings, Inc., certify that:

        1.     I have reviewed this Annual Report on Form 10-K of NetSpend Holdings, Inc.;

        2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 19, 2013

By:	/s/ GEORGE W. GRESHAM
Name:	George W. Gresham
Title:	Chief Financial Officer (Principal Financial Officer)

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  Exhibit 31.2